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                                  EXHIBIT 24.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our reports dated 31 March 1995 and April 1994 on our audits of the financial statements of Homestake Gold of Australia Limited.



We also consent to the inclusion in this registration statement on Form S-4 of our report dated 29 September 1995 on our audit of the special purpose financial report, being the reconciliations of the condensed balance sheet and related condensed profit and loss accounts of Homestake Gold of Australia Limited for the years ended 31 December 1993 and 31 December 1994.



We also consent to the reference to our firm under the caption "Independent Accountants".



Coopers & Lybrand has not authorised nor caused the issue of this registration statement.


                                          COOPERS & LYBRAND
                                          Chartered Accountants

Perth, Western Australia
29 September 1995


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